Exhibit 1
JOINT FILING AGREEMENT
     The undersigned hereby agree that the statement on Schedule 13D dated October 12, 2010 with respect to the common stock of Hampton Roads Bankshares, Inc. is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated: October 12, 2010

DBD CAYMAN, LTD.
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

TCG HOLDINGS CAYMAN II, L.P.

By:	DBD CAYMAN, LTD., its general partner

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

TC GROUP CAYMAN INVESTMENT HOLDINGS, L.P.

By:	TCG HOLDINGS CAYMAN II, L.P., its general partner

By:	DBD CAYMAN, LTD., its general partner

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

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CARLYLE FINANCIAL SERVICES, LTD.
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

TCG FINANCIAL SERVICES, L.P.

By:	CARLYLE FINANCIAL SERVICES, LTD., its general partner

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

CARLYLE FINANCIAL SERVICES HARBOR, L.P.

By:	TCG FINANCIAL SERVICES, L.P., its general partner

By:	CARLYLE FINANCIAL SERVICES, LTD., its general partner

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

21